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                             SHAREHOLDERS AGREEMENT



                                  By and among



                             FIFTH AVENUE GROUP, LLC


                      A New York limited liability company


                               MAURICE TEMPELSMAN

                                       and

                                 LEON TEMPELSMAN









                          Dated: as of January 18, 2002



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                             SHAREHOLDERS AGREEMENT

         This Shareholders Agreement (this "AGREEMENT") is made and entered into on and as of this 18th day of January 2002, by and among FIFTH AVENUE GROUP, LLC, a New York limited liability company (the "GROUP"), MAURICE TEMPELSMAN ("MT") and LEON TEMPELSMAN ("LT").

                                    RECITALS:

         WHEREAS, the parties to this Agreement (collectively, the "PARTIES") are all beneficial owners of the Common Stock of Lazare Kaplan International Inc., a Delaware corporation ("LKI"); and

         WHEREAS, MT and LT (collectively, the "TEMPELSMAN PARTIES"), on the one hand, and the Group, on the other hand, wish to enter into this Agreement for the purpose of receiving the rights and undertaking the obligations herein provided for; and

         WHEREAS, the Parties wish this Agreement to become effective on and as of its date as to all provisions except Article II hereof; and

         WHEREAS, the Parties wish that Article II of this Agreement shall not become effective unless and until the consummation of the closing of the transactions described in Article III of this Agreement (the "CLOSING");

         NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:


                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION

         Section 1.1 Defined Terms. Certain capitalized terms used herein shall have the meaning assigned to such terms in this Section 1.1.

         "AGREEMENT" has the meaning assigned to such term in the Introduction to this Agreement.

         "BUSINESS DAY" means any day other than a day on which banks in New York City are required or authorized by Law to be closed.

         "COMMON STOCK" means the Common Stock, par value $1.00 per share, of LKI.

         "CLOSING" has the meaning assigned to such term in the Recitals to this Agreement.

         "DRAG ALONG RIGHTS" has the meaning assigned to such term in Section 2.2(b) hereof.

         "GROUP" has the meaning assigned to such term in the Introduction to this Agreement.

         "GROUP INTEREST" means the number or percentage (depending upon the context) of outstanding Common Stock that is controlled directly or indirectly by the Group, including the shares of Common Stock subject to the Group Proxy.

         "GROUP PROXY" has the meaning assigned to such term in Section 3.2 hereof.

         "LKI" has the meaning assigned to such term in the Recitals to this Agreement.

         "LT" has the meaning assigned to such term in the Introduction to this Agreement.

         "MT" has the meaning assigned to such term in the Introduction to this Agreement.

         "NOTICES" has the meaning assigned to such term in Section 4.1 hereof.

         "PARTIES" has the meaning assigned to such term in the Recitals to this Agreement.

         "PERSON" means any individual,  partnership, firm, corporation, limited
liability  company,  joint  venture,  trust,   unincorporated   organization  or
association or other entity.

         "RELATED  TEMPELSMAN  PERSON" means any Person who is related to either
of  the  Tempelsman  Parties  by  blood,   marriage  or  adoption  or  which  is
wholly-owned and controlled by either or both of the Tempelsman Parties.

         "STOCK PURCHASE AGREEMENT" means the Stock Purchase Agreement, dated as of the date of this Agreement, between the Group and LKI.

         "TAG ALONG RIGHTS" has the meaning assigned to such term in Section 2.1(b) hereof.

         "TEMPELSMAN INTEREST" means the number or percentage (depending upon the context) of outstanding Common Stock that is controlled directly or indirectly by LT and/or MT other than any shares of Common Stock included in the Group Interest.

         "TEMPELSMAN PARTIES" has the meaning assigned to such term in the Recitals to this Agreement.

         Section 1.2 Singular and Plural; Gender. Whenever appropriate in the context, terms used in the Transaction Documents in the singular also include the plural, and vice versa, and each masculine, feminine or neuter pronoun shall also include the other genders.

         Section  1.3  Meaning  of  "INCLUDING".   As  used  herein,   the  word
"INCLUDING" shall be deemed to mean "including, without limitation," unless otherwise expressly provided in any instance.


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                                   ARTICLE II

                           DRAG ALONG/TAG ALONG RIGHTS

         Section 2.1 Tag Along Rights. If the Tempelsman Parties propose to sell any of their shares of Common Stock in a private transaction to any Person, then the following provisions shall apply to such proposed sale:

               (a) Until such time as the Group Interest is equal to or greater than the Tempelsman Interest, the Group shall have no Tag Along Rights.

               (b) From and after such time as the Group Interest is equal to or greater than the Tempelsman Interest, and so long as the Group Interest remains equal to or greater than the Tempelsman Interest, as a condition to the closing of the proposed sale of shares of Common Stock by the Tempelsman Parties, the Tempelsman Parties shall cause the proposed purchaser to offer to purchase from the Group the same number of shares of Common Stock as the number of shares of Common Stock proposed to be purchased by such purchaser from the Tempelsman Parties, such purchase to be made on the same terms, conditions and price, and at the same time, as the proposed purchase from the Tempelsman Parties;
provided, however, that the Group need not make any representations or warranties about LKI. If the Group wishes to sell any of its shares of Common Stock to the proposed purchaser of the Tempelsman Parties' shares of Common Stock, it shall, within three Business Days of its receipt of the written terms of the purchase and sale, notify the proposed purchaser and the Tempelsman Parties in writing of its irrevocable commitment to sell the same number of shares of Common Stock to the proposed purchaser as the Tempelsman Parties are selling to the proposed purchaser. The rights provided to the Group in this
Section 2.1(b) are herein referred to as the "TAG ALONG RIGHTS".

         Section 2.2 Drag Along Rights. (a) If the Tempelsman Parties propose to sell all of their shares of Common Stock to any Person other than a Related Tempelsman Person, upon demand by the Tempelsman Parties, the Group shall sell all of its shares of Common Stock to the proposed purchaser, such sale to be made on the same terms, conditions and price, and at the same time, as the proposed sale by the Tempelsman Parties; provided, however, that the Group need not make any representations or warranties about LKI.

               (b) If the Tempelsman Parties propose to sell less than all of their shares of Common Stock to any Person, upon demand by the Tempelsman Parties, the Group shall sell the same percentage of its shares of Common Stock as the Tempelsman Parties are proposing to sell, such sale to be made on the same terms, conditions and price, and at the same time, as the proposed sale by the Tempelsman Parties provided, however, that the Group need not make any representations or warranties about LKI. The rights provided to the Tempelsman Parties in this Section 2.2 are herein referred to as the "DRAG ALONG RIGHTS".


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


                                   ARTICLE III

                              CLOSING; GROUP PROXY

         Section 3.1 Closing. The Closing shall take place at the offices of Warshaw Burstein Cohen Schlesinger & Kuh, LLP, 555 Fifth Avenue, New York, NY 10017 commencing at 10:00 a.m. local time on February 11, 2002, immediately following the closing of the Stock Purchase Agreement.

         Section 3.2 Group Proxy. At the Closing, the Group shall deliver to LT and MT a fully executed and notarized irrevocable proxy in the form of Annex A hereto (the "GROUP PROXY"). LT or MT shall promptly notify the Group in writing after each use of the Group Proxy, such notice to include the matters with respect to which the Group Proxy was voted (including action taken by consent), and whether such vote or consent was affirmative or negative.


                                   ARTICLE IV

                                  MISCELLANEOUS

         Section 4.1 Notices All notices, requests, claims, demands and other communications ("NOTICES") given under this Agreement shall be effective if in writing and sent to the Party to whom notice is intended to be given at the address(es) specified on the signature page hereto (or at such other address as a Party may hereafter designate by notice to the other Party as provided herein) by: (i) United States registered or certified mail, return receipt requested;
(ii) a nationally recognized overnight courier service;  (iii) hand delivery; or
(iv) facsimile transmission confirmed by U.S. mail. Notice given by mail shall be effective on the date of delivery or refused delivery indicated on the return receipt. Notice given by overnight courier shall be effective on the next business day after delivery thereof to an authorized representative of the courier service in a properly addressed and prepaid enclosure marked for next day delivery. Notice given by hand delivery shall be effective when delivered to the Party to whom it is addressed or to an actual or apparent officer, director, employee or agent of such party at the address set forth above. Notice given by facsimile transmission shall be effective when received, and if not during a business day, the next business day after receipt, at the facsimile machine at the fax number specified on the signature page hereof (or at such other fax number as a Party may hereafter designate by notice to the other Parties as provided herein), as evidenced by the sender's failure to receive an electronic error message on the sending facsimile machine that the facsimile was not received.

         Section 4.2 Specific Performance. Each Party recognizes and agrees that a breach by such Party of any of the covenants set forth in this Agreement could cause irreparable harm to one or more other Parties, that such other Party's or Parties' remedies at law in the event of such breach would be inadequate, and that, accordingly, in the event of such breach a restraining order or injunction or both may be issued against such Party, in addition to any other rights and remedies which are available to such other Party or Parties. If this Section 4.2 is more restrictive

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than  permitted  by the laws of the State of New York,  this Section 4.2 will be limited to the extent required to permit enforcement under the laws of the State of New York.

         Section 4.3 Attorneys' Fees. In the event of any action for breach of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and expenses incurred in such action. The provisions of this Section
4.3 are intended to be severable from the other provisions of this Agreement and to survive any judgment and, to the maximum extent permitted by Law, shall not be deemed merged into any such judgment.

         Section 4.4 Incorporation of Certain Sections of the Stock Purchase Agreement. MT and LT hereby agree to be bound by the provisions of Sections 8.2, 8.3, 8.4, 8.5, 8.6, 8.8, 8.9, 8.10 and 8.12 as if they were a Party to the Stock
Purchase Agreement

         Section 4.5 Effectiveness.  All provisions of this Agreement other than
Article II hereof shall become effective on and as of the date of this Agreement. Article II hereof shall become effective upon consummation of the closing under the Stock Purchase Agreement and the delivery of the Group Proxy to LT and MT pursuant to Section 3.2 hereof.

         IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first stated above.


FIFTH AVENUE GROUP, LLC

By: /s/ Matthew Fortgang
        Name:  Matthew Fortgang
        Title: Member

Address:1 Rockefeller Plaza
New York, New York 10020

Fax Number: (212) 582-6866



/s/ Leon Tempelsman
--------------------
Leon Tempelsman

Address: 529 Fifth Avenue
New York,  New York 10017

Fax Number:(212) 697-3197


/s/ Maurice Tempelsman
----------------------
Maurice Tempelsman

Address: 529 Fifth Avenue
New York, New York 10017

Fax Number:(212) 697-3179

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                                                                         ANNEX A


                                IRREVOCABLE PROXY


         The undersigned, Fifth Avenue Group, LLC, a New York limited liability company (the "Undersigned"), hereby irrevocably appoints Leon Tempelsman and Maurice Tempelsman, or either of them, each with the power to instruct another individual how to vote this proxy, proxy for the Undersigned (the "PROXY HOLDER"), to appear and vote 1,180,000 shares of common stock, par value $1.00 per share ("COMMON STOCK"), of Lazare Kaplan International Inc., a Delaware corporation ("LKI"), to be purchased directly from LKI on February 11, 2002 pursuant to a Stock Purchase Agreement, dated as of January 18, 2002, between the Undersigned and LKI, together with any other shares of any class of LKI that may be received as a stock dividend thereon or that may result from a stock split or combination affecting the Common Stock of LKI, to the same extent which the Undersigned would be entitled to vote if personally present, at any Special Meeting or Annual Meeting of Stockholders of LKI, and at any adjournments thereof and including any action taken by written consent of stockholders.

         This proxy is an irrevocable proxy coupled with an interest and shall also constitute a power of attorney with respect to the execution of any documentation in connection with a vote, consent or approval of the holders of common stock of the LKI. The Undersigned covenants and agrees to execute all such further documents and instruments, including without limitation, specific written consents of stockholders and replacements renewing this proxy, throughout the term of this power at the request of LKI.

         This proxy shall expressly be binding upon the successors and assigns of the Undersigned.

         This proxy shall be effective until the earlier of (i) the eight year anniversary of the date of this proxy or (ii) the date on which neither Leon Tempelsman ("LT") nor Maurice Tempelsman ("MT") shall be the chief executive officer or the President or the Chairman of LKI possessing managerial control over the operations of LKI, subject to the direction of the Board of Directors of LKI or (iii) the date on which the aggregate number of shares of common stock of LKI of which LT and/or MT is the Beneficial Owner (exclusive of the shares covered by this proxy) shall be less than the aggregate number of shares of common stock of which the Undersigned is the Beneficial Owner.

         As used in the immediately preceding paragraph, the term "BENEFICIAL OWNER" means a "beneficial owner" within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934. An executive officer of LKI other than LT or MT shall determine the number of shares of common stock of LKI of which each of the Undersigned, LT and MT is the Beneficial Owner based on ownership reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 (subject to the exclusion contained in the immediately preceding paragraph), and such determination, in the absence of manifest error, shall be final and binding on the Undersigned, LT and MT.



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

         IN WITNESS WHEREOF, the undersigned has executed this, proxy and power of attorney the ____ day of February 2002.



FIFTH AVENUE GROUP, LLC

By:
    ---------------------
    Name: Matthew Fortgang
    Title:   Member




STATE OF NEW YORK    )
                     )  ss.:
COUNTY OF NEW YORK   )


         On this ____ day of February, 2002, before me, the undersigned, personally appeared Matthew Fortgang, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.



                                          ------------------------
                                                Notary Public


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